For Immediate Release:

Contact:
Mollie Condra
Vice President,
Investor Relation & Communications
(615) 301-3237
mollie.condra@healthstream.com

HealthStream CEO Rewards Employees with Contribution of Personally Owned Shares of Company
Stock

NASHVILLE, Tennessee (July 1, 2015) – HealthStream (NASDAQ: HSTM) announced today that its chief executive officer, Robert A. Frist, Jr., has contributed approximately $1.5 million of his personally owned shares of HealthStream common stock to HealthStream, without any consideration paid to Mr. Frist, for the benefit of certain HealthStream employees who are not otherwise eligible to receive equity grants and have at least one year of service with the Company. To accomplish this, Mr. Frist has contributed 49,310 of his shares to HealthStream, and HealthStream has approved the grant of that same number of shares under its 2010 Stock Incentive Plan to eligible employees, which shares will be issued in late August and will not be subject to any vesting conditions.

Over 600 HealthStream employees will receive shares of stock from this contribution, none of whom are executives, vice presidents, or associate vice presidents who have previously received equity grants under the Company’s stock incentive plan.

“Since our initial launch as a small, two-person company in 1990, HealthStream has grown into a 1,000-employee, innovative public company that is improving the quality of healthcare by supporting the workforce that delivers care,” said Robert A. Frist, Jr., chief executive officer, HealthStream. “I am excited to make this contribution to allow many of our employees who have not previously participated in our equity programs to experience a feeling of shared equity in the Company and become financial stakeholders in the future success of HealthStream.”

This grant of HealthStream common stock for employees will result in no dilution of shares to any existing shareholders other than Mr. Frist. In addition, Mr. Frist has contributed an additional 4,931 shares (valued at approximately $150,000) to HealthStream, without consideration paid to Mr. Frist, which amount is equivalent to the estimated Company costs associated with the equity grants, such as administrative expenses and employer payroll taxes which will be associated with the grants. The Company will record a compensation expense of $1.5 million for this transaction in the second quarter of 2015. There will be no impact on adjusted EBITDA.

“I am humbled by our employees’ visionary drive and hard work over the years that are making a difference in healthcare. For those that have been on this journey, I want to recognize their service with this expression of my appreciation.”

About HealthStream
HealthStream (NASDAQ: HSTM) is dedicated to improving patient outcomes through the development of healthcare organizations’ greatest asset: their people. Our unified suite of solutions is contracted by, collectively, over 4.4 million healthcare employees in the U.S. for workforce development, training & learning management, talent management, credentialing, privileging, provider enrollment, performance assessment, and managing simulation-based education programs. Our research solutions provide valuable insight to healthcare providers to meet HCAHPS requirements, improve the patient experience, engage their workforce, and enhance physician alignment. Based in Nashville, Tennessee, HealthStream has additional offices in Laurel, Maryland; Brentwood, Tennessee; Pensacola, Florida; Jericho, New York; and San Diego, California. For more information, visit http://www.healthstream.com or call 800-933-9293.

This press release contains forward-looking statements that involve risks and uncertainties regarding HealthStream. Investors are cautioned that such results or events predicted in these statements may differ materially from actual future events or results. This information has been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such results or events predicted in these statements may differ materially from actual future events or results. Any forward-looking statements are subject to significant uncertainties and other risks referenced in the Company’s Annual Report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.